AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT to the Amended and Restated Transfer Agent Servicing Agreement, dated as of October 22, 2021, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Panagram AAA CLO ETF as a new series of the Trust and to add Panagram AAA CLO ETF to the fee schedule in Exhibit U to the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

•Exhibit U is hereby superseded and replaced with Exhibit U attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ryan L. Roell	By:	/s/ Gregory Farley
Name:	Ryan L. Roell	Name:	Gregory Farley
Title:	President	Title:	Senior Vice President
Date:	5/1/2023	Date:	5/1/2023

Exhibit U to the Series Portfolios Trust Amended and Restated Transfer Agent Servicing Agreement

Name of Series
Panagram AAA CLO ETF
Panagram BBB-B CLO ETF

Base Fee for Accounting, Administration, and Transfer Agent Services
The base fee will be the greater of the basis point fee, or annual minimum per fund1 where Panagram Structured Asset Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual minimum per fund2		Basis points on fund AUM2
Funds 1-5	$[...]	First $[...]	[...] bps
Funds 6-10	$[...]	Next $[...]	[...] bps
Funds 11+	$[...]	Next $[...]	[...] bps
		Balance	[...] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund annual minimum. Should the fund basis point fee calculation exceed the fund annual minimum fee level calculation, the fees in excess of the annual minimum will be allocated to each fund based on the fund’s AUM.

Once a fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, the Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive one-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a one-year period, the Adviser will be responsible for the balance of the minimum fees for the remainder of such one-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules, or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: “All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

APPENDIX A
Accounting, Administration, and Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each security (estimated 252 pricing days annually)
$[...] – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[...] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[...] – Interest Rate Swaps, Foreign Currency Swaps
o$[...] – Swaptions
o$[...] – Credit Default Swaps
$[...] Intraday money market funds pricing, up to 3 times per day

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
$[...] per Foreign Equity Security per Month
$[...] per Domestic Equity Security per Month
$[...] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[...] for the first fund (subject to Board approval)
$[...] for each additional fund 2-5 (subject to change based on Board review and approval)
$[...] for each fund over 5 funds
$[...] per sub-adviser per fund (capped at $[...] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[...] per security per month
SEC Modernization Requirements
Form N-PORT – $[...] per year, per fund
Form N-CEN – $[...] per year, per fund
Section 15(c) Reporting
$[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[...] per fund per year
Setup – $[...] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[...] set up fee per fund complex
$[...] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[...]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[...] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
State tax returns - (First two included in core services) – $[...] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[...] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[...] per fund

Adviser’s Signature Acknowledging the Fee Schedule on Next Page

Panagram Structured Asset Management, LLC

By:	/s/ John E. Kim
Name:	John E. Kim
Title:	Chief Executive Officer
Date:	April 21, 2023